Exhibit 99.1

FOR RELEASE: IMMEDIATE

CPS Technologies Announces Second Quarter 2026 Financial Results

Successful Capital Raise and Improved Company Outlook

Norton, Massachusetts – August 4, 2026 – CPS Technologies Corp. (NASDAQ:CPSH) (“CPS” or the “Company”) today announced financial results for its fiscal second quarter ended June 27, 2026.

Second Quarter Summary

●	Revenue of $8.3 million, versus $8.1 million in the prior-year period, reflecting strong overall product demand.

●	Gross margin of 14.8 percent versus 16.5 percent in the second quarter of 2025.

●	Operating loss of $(0.2) million for the quarter compared to an operating profit of $0.1 million in the prior-year period.

●	The Company successfully completed a secondary offering that raised gross proceeds of $9.6 million, providing additional capital to support the Company’s growth initiatives.

●

Funded development work continues, including programs to develop a controlled fragmentation tungsten warhead for the U.S. Army and an initiative to reduce the weight of the Amphibious Combat Vehicle with funding from the U.S. Navy.

●	CPS remains on course to build out and move to a new operating facility in the coming quarters, as previously announced.

“We continue to plan for a transition to an improved manufacturing location and are now finalizing the negotiations for the best available site to support our growth,” said Brian Mackey, President and CEO. “We’re seeing strong demand across our various product lines – reflected in our increased quarterly revenue relative to both the second quarter of 2025 and first quarter of 2026 – while gross margins recovered significantly, improving 620 basis points over Q1. In addition, with trends pointing to expanding opportunities going forward, we raised over $9 million in funds through a secondary offering, positioning the Company for its upcoming move as well as investments to meet demand and commercialize our growing portfolio of offerings. Overall, we believe CPS is executing to plan and are encouraged by the broad array of industries and organizations – from defense and space to energy infrastructure and commercial markets – interested in leveraging our advanced technology to improve product performance, increase durability, and serve as the innovative basis for new applications across the board.”

Results of Operations

CPS reported revenue of $8.3 million for the second quarter of fiscal 2026 versus $8.1 million in the prior-year period. Gross profit was $1.2 million, or 14.8 percent of revenue, versus $1.3 million, or 16.5 percent of revenue, in the fiscal 2025 second quarter.

Operating loss was $(0.2) million in the fiscal 2026 second quarter compared with an operating profit of $0.1 million in the prior-year period; SG&A expenses rose approximately $0.3 million year-over-year. Reported net income for the quarter was just under $40,000, or $0.00 per diluted share, versus a net profit of $0.1 million, or $0.01 per diluted share, in the quarter ended June 28, 2025.

Conference Call

The Company will be hosting its second quarter 2026 earnings call tomorrow, August 5, 2026, at 9:00 a.m. Eastern. Those interested in participating in the conference call should dial the following:

Call in Number: 1-844-943-2942

Participant Passcode: 255505

The Company encourages those who wish to participate to call in 10 minutes before the scheduled start time to ensure the operator can connect all participants.

About CPS

CPS is an advanced materials company that designs, manufactures, and sells high-performance material solutions to global customers in transportation, energy, automotive, electronics, telecommunications, aerospace, and defense. The company specializes in proprietary metal matrix composites (MMCs), combining metals and ceramics to deliver superior strength, thermal management, and reliability for demanding applications such as high-speed rail, HVDC systems, mass transit, electric vehicles, internet equipment, and electrical infrastructure. CPS also produces hermetic packaging for high-reliability power and communications modules, supporting avionics, GPS, microprocessors, and specialized integrated circuits. Additionally, its lightweight HybridTech Armor® provides high strength-to-weight protection. CPS focuses on innovation, quality, and diversified high-growth markets to drive sustained, profitable growth. The Company’s Vision is ”to pioneer the next generation of high-performance materials and solve the world’s toughest engineering challenges.”

Safe Harbor

Statements made in this document that are not historical facts or which apply prospectively, including those relating to 2025 financial results, are forward-looking statements that involve risks and uncertainties. These forward-looking statements are identified by the use of terms and phrases such as "will," "intends," "believes," "expects," "plans," "anticipates" and similar expressions. Investors should not rely on forward looking statements because they are subject to a variety of risks and uncertainties and other factors that could cause actual results to differ materially from the company's expectation. Additional information concerning risk factors is contained from time to time in the company's SEC filings, including its Annual Report on Form 10-K and other periodic reports filed with the SEC. Forward-looking statements contained in this press release speak only as of the date of this release. Subsequent events or circumstances occurring after such date may render these statements incomplete or out of date. The company expressly disclaims any obligation to update the information contained in this release.

CPS Technologies Corporation
111 South Worcester Street
Norton, MA 02766

www.cpstechnologysolutions.com

Investor Relations:

Chris Witty

646-438-9385

cwitty@darrowir.com

CPS TECHNOLOGIES CORP.

Statements of Operations and Other Comprehensive Income (Loss)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 27,	June 28,	June 27,	June 28,
	2026	2025	2026	2025
Product sales	$8,309,323	$8,078,657	$15,338,071	$15,584,578

Cost of product sales	7,080,534	6,742,341	13,502,404	13,017,261

Gross profit	1,228,789	1,336,316	1,835,667	2,567,317

Selling, general, and administrative expenses	1,487,316	1,199,389	2,616,828	2,300,739

Income (loss) from operations	(185,566)	136,927	(781,161)	266,578

Other income, net	146,168	19,025	292,373	69,501

Net income (loss) before income taxes	(39,398)	155,952	(488,788)	336,079
Income tax provision (benefit)	(150,106)	52,119	(232,356)	136,284

Net income (loss)	$37,747	$103,833	$(256,432)	$199,795
Other comprehensive income
Net unrealized gains on available for sale securities	1,398	8,169	(3,359)	10,206
Reclassification adjustment for gains included in net income	-	-	-	(16,237)
Total other comprehensive income	1,398	8,169	(3,359)	(6,031)
Comprehensive income (loss)	39,145	112,002	(259,791)	193,764

Net income (loss) per basic common share	$0.00	$0.01	$(0.01)	$0.01

Weighted average number of basic common shares outstanding	18,460,574	14,525,960	18,116,660	14,525,960

Net income (loss) per diluted common share	$0.00	$0.01	$(0.01)	$0.01

Weighted average number of diluted common shares outstanding	18,984,367	14,577,433	18,338,857	14,560,672

CPS TECHNOLOGIES CORP.

Balance Sheets (Unaudited)

	June 27, 2026	December 27, 2025
ASSETS

Current assets:
Cash and cash equivalents	$15,354,564	$4,466,198
Marketable securities, at fair value	3,801,426	8,769,363
Accounts receivable-trade	4,932,226	5,235,307
Accounts receivable-other	141,338	380,948
Inventories, net	8,649,437	5,598,407
Prepaid expenses and other current assets	298,780	299,829
Total current assets	33,177,771	24,750,052
Property and equipment:
Production equipment	10,966,327	10,647,170
Furniture and office equipment	910,310	910,310
Leasehold improvements	997,830	997,830
Total cost	12,874,467	12,555,310
Accumulated depreciation and amortization	(10,897,944)	(10,877,927)
Construction in progress	498,656	459,671
Net property and equipment	2,475,180	2,137,054
Net intangible assets	19,354	21,778
Right-of-use lease asset	264,000	336,000
Deferred taxes, net	2,499,666	2,266,854
Total Assets	$38,435,971	29,511,738

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	3,496,532	3,363,233
Accrued expenses	501,435	907,910
Deferred revenue	487,240	238,044
Lease liability, current portion	163,000	162,000

Total current liabilities	4,648,207	4,671,187

Deferred revenue – long term	31,277	31,277
Long term lease liability	101,000	174,000

Total liabilities	4,780,484	4,876,464
Commitments & Contingencies
Stockholders’ equity:
Common stock, $0.01 par value, authorized 25,000,000 shares; issued 19,605,017 and 18,132,767 shares; outstanding 19,387,942 and 17,988,634 shares at each June 27, 2026 and December 27, 2025	196,043	181,320
Preferred stock, no shares issued or outstanding	–	–
Additional paid-in capital	60,122,967	50,295,019
Accumulated other comprehensive income	(3,220)	139
Accumulated deficit	(25,726,323)	(25,469,891)
Less cost of 217,075 and 144,133 common shares repurchased at each June 27, 2026 and December 27, 2025	(933,980)	(371,313)

Total stockholders’ equity	33,655,487	24,635,274

Total liabilities and stockholders’ equity	$38,435,971	$29,511,738